EXHIBIT 99.1

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                        C/O RAMIUS CAPITAL GROUP, L.L.C.
                          666 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10017

BY FACSIMILE AND EXPRESS MAIL                                     April 21, 2006

S1 Corporation
3500 Lenox Road, Suite 200
Atlanta, GA 30326
Attn: Corporate Secretary

      Re: SUPPLEMENTAL NOTICE OF SHAREHOLDER NOMINATION FOR ELECTION OF DIRECTORS AND SUBMISSION OF BUSINESS PROPOSALS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF S1 CORPORATION

Dear Sir:

      This letter shall serve as a supplement to our letter to S1 Corporation dated April 3, 2006 (the "Nomination Letter") and hereby incorporates herein by reference the defined terms set forth in the Nomination Letter. Except as specifically modified or supplemented by the information contained in this supplemental notice, all information set forth in the Nomination Letter remains applicable, including the Exhibits thereto.

      The Nomination Letter served to satisfy the advance notice requirements of the S1 Bylaws as to the nomination by Starboard of two nominees for election to Class I of the S1 Board at the 2006 Annual Meeting and the nomination of three additional nominees for election to the S1 Board. The Nomination letter also served to satisfy the advance notice requirements of the S1 Bylaws as to Starboard's proposals to amend certain provisions of the S1 Bylaws.

      In the Nomination Letter, Starboard reserved the right to nominate additional nominees for election to the S1 Board at the 2006 Annual Meeting. Starboard now desires to nominate an additional nominee for election as director by amending and restating Proposal No. 2 and Proposal No. 4 of the Nomination Letter. In furtherance thereof, Starboard hereby gives written notice of its intention to nominate John Mutch as an additional nominee to be elected to the S1 Board at the 2006 Annual Meeting by amending and restating Proposal No. 2 and Proposal No. 4 of the Nomination Letter as follows:

      PROPOSAL NO. 2 IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      2. To amend Section 3.2 of the S1 Bylaws to allow only shareholders to fix the number of directors of the Company and to set the size of the S1 Board at a number of directors which is equal to the sum of
            (a) the number of directors that comprise the S1 Board at the time of the 2006 Annual Meeting, plus (b) four (4), such that, by way of example, if the number of directors that comprise the S1 Board at the time of the 2006 Annual Meeting is six (6), then the S1 Board will be set at ten (10) directors, which proposal will be in substantially the following form:

            RESOLVED, that Section 3.2 of the Bylaws of the Company be amended by deleting the final two sentences thereof and replacing them with the following: "The Board of Directors shall consist of such number of directors as is equal to the sum of (a) the number of directors that comprise the Board of Directors at the time of the 2006 Annual Meeting of Shareholders, plus (b) four (4). Thereafter, within the limits above specified, the number of directors shall be determined from time to time by a vote of the shareholders."

      PROPOSAL NO. 4 IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      4. Should Proposal No. 2 and Proposal No. 3 be approved, to nominate for election at the 2006 Annual Meeting four candidates, Edward Terino, William J. Fox, Richard S. Rofe and John Mutch, as directors to fill the vacancies created by the increase in the size of the S1 Board.

      Below please find information required by Section 3.3 of the S1 Bylaws and Regulation 14A of the Exchange Act and other information concerning the additional nominee, John Mutch, for election as a director at the 2006 Annual Meeting. The consent of Mr. Mutch to be named as a nominee in this notice, to be named as a nominee in any proxy statement filed by Starboard in connection with the solicitation of S1 shareholders and to serve as a director of S1, if so elected, is attached hereto as EXHIBIT A.

      JOHN MUTCH (AGE 49) is currently in the process of forming a hedge fund that will invest in under-performing public companies. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems (NASD:PRGN.PK) ("Peregrine"), a global enterprise software provider, to assist Peregrine and its management in development of a plan of reorganization, which ultimately led to Peregrine's emergence from bankruptcy. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. From December 1999 through August
2002, Mr. Mutch was the chief executive officer of HNC Software, Inc. (NASD:HNCS) ("HNC"), an enterprise analytics software provider. He also served as president of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions, including vice president, marketing and president of HNC Insurance Solutions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the Information Technology Association of America and the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software (NASD:BRIO), a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S. from Cornell University and an M.B.A. from the University of Chicago. The principal business address of Mr. Mutch is c/o MV Advisors 1, 991-C Lomas Santa Fe Drive, #456, Solana Beach, CA 92075. The residential address of Mr. Mutch is P.O. Box 1590, Rancho Santa Fe, CA 92067. As of the date hereof, Mr. Mutch does not own any securities of S1 nor has he made any purchases or sales of any securities of S1 during the past two years.

      Except as set forth in this notice (including the Exhibits hereto), (i) during the past 10 years, Mr. Mutch has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) Mr. Mutch does not directly or indirectly beneficially own any securities of S1;
(iii) Mr. Mutch does not own any securities of S1 which are owned of record but not beneficially; (iv) Mr. Mutch has not purchased or sold any securities of S1 during the past two years; (v) Mr. Mutch is not, or within the past year was not, a party to any contract, arrangements or understandings with any person with respect to any securities of S1, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vi) no associate of Mr. Mutch owns beneficially, directly or indirectly, any securities of S1; (vii) Mr. Mutch does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of S1; (viii) neither Mr. Mutch nor any of his associates was a party to any transaction, or series of similar transactions, since the beginning of S1's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which S1 or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (ix) neither Mr. Mutch nor any of his associates has any arrangement or understanding with any person with respect to any future employment by S1 or its affiliates, or with respect to any future transactions to which S1 or any of its affiliates will or may be a party; and (x) Mr. Mutch does not have a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2006 Annual Meeting.

      Starboard also wishes to update certain information contained in the Nomination Letter concerning the Nominees, understandings and arrangements between Starboard and the Nominees and Starboard's beneficial ownership of securities of S1 as follows:

      THE PERSONAL INFORMATION FOR JEFFREY C. SMITH AS PROVIDED IN THE NOMINATION LETTER IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      JEFFREY C. SMITH (AGE 33) is a Managing Director of Ramius Capital, a private investment management firm, a position he has held since January 2004. Mr. Smith currently heads Ramius Capital's Private Investment in Public Equity business and co-heads Ramius Capital's Opportunistic Value Investing business. He has been employed by Ramius Capital since January 1998. Prior to joining Ramius Capital, he served as Vice President of Strategic Development and Investor Relations for The Fresh Juice Company, Inc. (NASD:FRSH), a manufacturer and distributor of fresh squeezed and frozen fresh squeezed citrus juices and other non-carbonated beverages, from February 1996 until January 1998. From August 1994 until February 1996, Mr. Smith was a financial analyst in the Mergers and Acquisitions Department at LSG Advisors, a division of Societe Generale Securities Corporation. Mr. Smith served on the Board of Directors of The Fresh Juice Company, Inc. from April 1996 until February 1999 and Jotter Technologies, Inc., an Internet infomediary company, from January 2000 to September 2000. Mr. Smith has served as a member of the executive committee of Register.com (Cayman) L.P., a provider of domain name registration and internet services since December 2005. Mr. Smith received a B.S. in Economics with concentrations in finance and accounting from the Wharton School of The University of Pennsylvania. The principal business address of Mr. Smith is c/o Ramius Capital Group, L.L.C., 666 Third Avenue, 26th Floor, New York, New York 10017. The residential address of Mr. Smith is 3 Howard Dr., Muttontown, NY 11791. As of the date hereof, Ramius Capital may be deemed to beneficially own 5,595,490 shares of Common Stock of S1. As of the date hereof, Mr. Smith does not beneficially own any securities of S1 nor has he made any purchases and sales of any securities of S1 during the past two years. For information regarding purchases and sales during the past two years by Ramius Capital and its affiliates in securities of S1 (without conceding that any such information is required to be disclosed in this notice), please see EXHIBIT B, which has been updated to include all transactions through April 20, 2006.

      THE PERSONAL INFORMATION FOR WILLIAM J. FOX AS PROVIDED IN THE NOMINATION LETTER IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      WILLIAM J. FOX (AGE 49) has been the President and Chief Executive Officer of L Q Corporation, Inc. (OTCBB:LQCI.OB), a publicly traded corporation engaged in the professional security, compliance, advisory and investigatory business, since October 2004 and a director of that company since April 2003. Mr. Fox was Chairman, President and Chief Executive Officer of AKI Inc. and President and CEO of AKI Holdings, Inc. (d/b/a Arcade Marketing), an international specialty marketing services business, from February 1999 until October 2004. From
September 1991 until January 1999, Mr. Fox was an executive of Revlon Inc. (NYSE:REV) and of Revlon Consumer Products Corporation ("RCPC"), holding various positions, including Senior Executive Vice President of Revlon, Inc., President of Strategic and Corporate Development, Revlon Worldwide, Chief Executive
Officer of Revlon Technologies, and, until December 1997, was Chief Financial Officer of Revlon, Inc. Mr. Fox was concurrently a Senior Vice President of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Mr. Fox was a director of Revlon Inc. and RCPC from 1994 until April 1999. At various times, beginning in April 1983, Mr. Fox was also an executive officer of several affiliates of MacAndrews and Revlon, Inc., including Technicolor Inc., The Coleman Company, New World Entertainment, Brooks Drug Stores and Revlon Group Incorporated. Mr. Fox also served as a director and non-executive Co-Chairman of Loehmann's Holdings Inc. from October 2000 until October 2004. Mr. Fox has served as the President, Chief Executive Officer and a director of Dynabazaar, Inc. (OTCBB:FAIM.OB), a publicly traded corporation that was formerly an online auction and promotions technology service provider, since December 2004 and has served as a director of Nephros, Inc. (AMEX:NEP), a medical device company, since September 2004. Mr. Fox has also served as a member of the executive committee of Register.com (Cayman) L.P., a provider of domain name registration and internet services, since December 2005. In addition, he has been the Vice Chairman of Barington Capital Group, L.P., an investment company ("Barington Capital"), and certain of its affiliates since October 2004. Mr. Fox is a certified public accountant. He received a BBA and an MBA from Pace University. The principal business address of Mr. Fox is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, NY 10019. Mr. Fox's residential address is 11 Pike Street, Alpine, NJ 07620-0893. As of the date hereof, Barington Capital may be deemed to beneficially own 963,974 shares of Common Stock of S1. As of the date hereof, Mr. Fox does not beneficially own any securities of S1 nor has he made any purchases and sales of any securities of S1 during the past two years. For information regarding purchases and sales during the past two years by affiliates of Barington Capital in securities of S1 (without conceding that any such information is required to be disclosed in this notice), please see EXHIBIT B, which has been updated to include all transactions through April 20, 2006.

      THE PERSONAL INFORMATION FOR RICHARD ROFE AS PROVIDED IN THE NOMINATION LETTER IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      RICHARD S. ROFE (AGE 41) is currently the sole managing member of Arcadia Capital Management, LLC, the general partner of Arcadia Partners, L.P., a private investment firm that invests in public equities using various strategies. In 1999, Mr. Rofe founded DataBites, Inc., a company built around a computer software product that was later sold to Divine, Inc. (NASD:DVIN) in 2001. Since 2001, Mr. Rofe has also co-founded two private investment firms, ISIS Capital Management, LLC and Mitchell Wright Technology Group. The principal business address of Mr. Rofe is c/o Arcadia Capital Management, LLC, 185 Great Neck Road, Suite 460, Great Neck, NY 11021. The residential address of Mr. Rofe is 54 Meadow Woods Road, Great Neck, NY 11020. As of the date hereof, Mr. Roche beneficially owns 80,000 shares of Common Stock of S1, 75,000 shares of which he beneficially owns by virtue of his position as sole member of Arcadia Capital Management, LLC, and 5,000 shares of which he owns personally. For information regarding purchases and sales during the past two years by Mr. Rofe and Arcadia Partners, L.P. in securities of S1, please see EXHIBIT B, which has been updated to include all transactions through April 20, 2006.

      THE INFORMATION IN THE NOMINATION LETTER DESCRIBING THE ARRANGEMENTS OR UNDERSTANDINGS BETWEEN STARBOARD AND EACH NOMINEE IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      Ramius Capital and Barington Capital and certain of their affiliates, have agreed, pursuant to letter agreements, to indemnify each of Messrs. Glidden, Terino, Rofe, Smith, Fox and Mutch against claims arising from the solicitation of proxies from S1's shareholders in connection with the 2006 Annual Meeting and any related transactions.

      Ramius Capital and Barington Capital have agreed to compensate each of Messrs. Glidden, Terino, Rofe and Mutch for being named as and serving as nominees for election as directors of S1 pursuant to letter agreements (the "Compensation Letter Agreements"). Pursuant to the terms of the Compensation Letter Agreements, Ramius Capital and Barington Capital have agreed to pay each Nominee $5,000 in cash upon the submission of the Nomination Letter (in the case of Messrs. Glidden, Terino and Rofe) and this notice (in the case of Mr. Mutch) by Starboard to the Company. Upon the filing of a definitive proxy statement with the SEC relating to a solicitation of proxies in favor of each Nominee's election as a director at the 2006 Annual Meeting, Ramius Capital and Barington Capital have agreed to allow each Nominee to receive a profit participation with respect to the sale by Ramius Capital, Barington Capital, or their respective affiliates, as the case may be, of the last $20,000 worth of Shares (the "Participation Shares") beneficially owned by either Ramius Capital or Barington Capital to a third party unaffiliated with any member of the Ramius Group. Pursuant to the terms of the Compensation Letter Agreements, each Nominee will be entitled to receive a cash payment equal to the amount, if any, by which the proceeds received by Ramius Capital, Barington Capital, or their respective affiliates, as the case may be, from the sale of the Participation Shares exceeds $20,000 in the aggregate.

      Ramius Capital has jointly filed a Schedule 13D with respect to the Common Stock with certain other entities, including the Nominees, pursuant to a joint filing agreement. Reference is made to such Schedule 13D initially filed on March 30, 2006, as it has been and may be amended from time to time (the "Schedule 13D"), as filed and to be filed with the Securities and Exchange Commission (the "SEC"), for information regarding other persons or entities that are or may be deemed to be members in a group described therein.

      Other than as stated above, there are no arrangements or understandings between Starboard and each Nominee or any other person or persons pursuant to which the nominations described herein are to be made, other than the consents by the Nominees to be named as a nominee in the Nomination Letter and this notice, to be named as a nominee in any proxy statement filed by Starboard in connection with the solicitation of S1 shareholders and to serve as a director of S1, if so elected.

      THE NUMBER OF SHARES OF COMMON STOCK WHICH ARE OWNED BENEFICIALLY BY STARBOARD IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

      Starboard hereby represents that it is the beneficial owner of 3,797,693 shares of Common Stock of S1, 1,000 shares of which are held of record.

                                      * * *

      On April 12, 2006, Starboard made a preliminary filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees and proposals to amend certain provisions of the S1 Bylaws. Starboard intends to amend its preliminary proxy statement to reflect the modifications to its nomination of directors and other proposals discussed herein.

      Please address any correspondence to Starboard Value and Opportunity Master Fund Ltd., Attention: Jeffrey C. Smith, telephone (212) 845-7955, facsimile (212) 845-7999 and Owen S. Littman, telephone (212) 201-4841, facsimile (212) 845-7995 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile
(212) 451-2222). The giving of this supplement to the Notice is not an admission that any purported procedures for notice concerning the nomination of directors to the Board and submission of business proposals are legal, valid or binding, and Starboard reserves the right to challenge their validity.

                                           Very truly yours,

                                           STARBOARD VALUE AND OPPORTUNITY
                                           MASTER FUND LTD.


                                           By: /s/ Mark Mitchell
                                               ---------------------------------
                                           Name:  Mark Mitchell
                                           Title: Authorized Signatory

                                    EXHIBIT A

                              CONSENT OF JOHN MUTCH

                                   JOHN MUTCH
                             c/o MV Advisors I, LLC
                       991-C Lomas Santa Fe Dr, Suite #456
                             Solana Beach, CA 92075

                                                                  April 19, 2006


S1 Corporation
3500 Lenox Road, NE
Suite 200
Atlanta, Georgia 30326
Attn: Corporate Secretary

Dear Sir:

      You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by The Ramius Barington Group of its intention to nominate the undersigned as a director of S1 corporation ("S1") at the 2006 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting"), (ii) being named as a nominee in any proxy statement filed by The Ramius Barington Group in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of S1 if elected at the Annual Meeting.

                                                     Very truly yours,


                                                     /s/ John Mutch

                                                     John Mutch

                                    EXHIBIT B

                        TRANSACTIONS IN SECURITIES OF S1
                            DURING THE PAST TWO YEARS

EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES WERE MADE IN THE OPEN MARKET.



   Shares of Common Stock            Price Per                 Date of
     PURCHASED / (SOLD)               SHARE($)             PURCHASE / SALE

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

          120,120                     4.3753                  11/18/05
           63,000                     4.3959                  11/18/05
           21,000                     4.5706                  11/22/05
            5,880                     4.4011                  11/28/05
            9,744                     4.3991                  11/30/05
           42,000                     4.4979                  12/01/05
           42,000                     4.5899                  12/02/05
          620,256                     4.3000                  12/05/05
          273,420                     3.9983                   3/02/06
           99,960                     4.0118                   3/02/06
           30,277                     4.0101                   3/03/06
          111,720                     3.9997                   3/03/06
           29,400                     4.0000                   3/03/06
          176,400                     3.9947                   3/06/06
           29,400                     3.8900                   3/08/06
          103,841                     3.8400                   3/10/06
           32,340                     3.9863                   3/14/06
          141,120                     3.9999                   3/17/06
          114,248                     4.0904                   3/20/06
           43,134                     4.1316                   3/21/06
          190,782                     4.0855                   3/22/06
          177,237                     4.0831                   3/23/06

           25,298                     4.1884                   3/24/06
           24,446                     4.2054                   3/27/06
           93,797                     4.2028                   3/28/06
           27,035                     4.2993                   3/29/06
          108,612                     4.6674                   3/30/06
          638,400                     4.6000                   3/30/06
          113,762                     4.8802                   3/31/06
           47,361                     5.1097                   4/03/06
          119,164                     5.1311                   4/04/06
          122,539                     5.2645                   4/05/06


                                   PARCHE, LLC

          344,906*                    4.0000                   3/17/06
           26,880                     3.9999                   3/17/06
          193,034*                    4.0000                   3/17/06
           15,840                     3.9999                   3/17/06
           21,761                     4.0904                   3/20/06
            8,216                     4.1316                   3/21/06
           36,340                     4.0855                   3/22/06
           33,760                     4.0831                   3/23/06
            4,819                     4.1884                   3/24/06
            4,656                     4.2054                   3/27/06
           17,866                     4.2028                   3/28/06
            5,149                     4.2993                   3/29/06
           20,688                     4.6674                   3/30/06
          121,600                     4.6000                   3/30/06

----------
* Shares were acquired in private transactions with various transferors for which Ramius Capital Group, L.L.C. or an affiliate serves as the investment manager, the managing member or the managing member of the investment manager.

           21,669                     4.8802                   3/31/06
            9,021                     5.1097                   4/03/06
           22,698                     5.1311                   4/04/06
           23,341                     5.2645                   4/05/06

                          RCG AMBROSE MASTER FUND, LTD.

            3,597                     4.2472                  12/07/05
           23,903                     4.3350                  12/08/05
            9,020                     4.3500                  12/09/05
            2,652                     4.3589                  12/09/05
            5,500                     4.3500                  12/13/05
            2,673                     4.3600                  12/13/05
            3,567                     4.3541                  12/14/05
            2,750                     4.3500                  12/14/05
              550                     4.3500                  12/15/05
            1,594                     4.3500                  12/15/05
            4,693                     4.3442                  12/16/05
            6,630                     4.0118                   3/02/06
           18,135                     3.9983                   3/02/06
            2,008                     4.0101                   3/03/06
            1,950                     4.0000                   3/03/06
            7,410                     3.9997                   3/03/06
           11,700                     3.9947                   3/06/06
            1,950                     3.8900                   3/08/06
            6,887                     3.8400                   3/10/06
            2,145                     3.9863                   3/14/06
            9,360                     3.9999                   3/17/06

                             RCG HALIFAX FUND, LTD.

            3,597                     4.2472                  12/07/05
           23,903                     4.3350                  12/08/05
            9,020                     4.3500                  12/09/05

            2,652                     4.3589                  12/09/05
            5,500                     4.3500                  12/13/05
            2,673                     4.3600                  12/13/05
            3,567                     4.3541                  12/14/05
            2,750                     4.3500                  12/14/05
              550                     4.3500                  12/15/05
            1,594                     4.3500                  12/15/05
            4,693                     4.3442                  12/16/05
           19,530                     3.9983                   3/02/06
            7,140                     4.0118                   3/02/06
            2,163                     4.0101                   3/03/06
            7,980                     3.9997                   3/03/06
            2,100                     4.0000                   3/03/06
           12,600                     3.9947                   3/06/06
            2,100                     3.8900                   3/08/06
            7,417                     3.8400                   3/10/06
            2,310                     3.9863                   3/14/06
           10,080                     3.9999                   3/17/06

                            RAMIUS MASTER FUND, LTD.

           19,947                     4.2472                  12/07/05
          132,553                     4.3350                  12/08/05
           50,020                     4.3500                  12/09/05
           14,707                     4.3589                  12/09/05
           30,500                     4.3500                  12/13/05
           14,823                     4.3600                  12/13/05
           19,784                     4.3541                  12/14/05
           15,250                     4.3500                  12/14/05
            3,050                     4.3500                  12/15/05
            8,840                     4.3500                  12/15/05
           26,028                     4.3442                  12/16/05
           26,010                     4.0118                   3/02/06

           71,145                     3.9983                   3/02/06
            7,878                     4.0101                   3/03/06
            7,650                     4.0000                   3/03/06
           29,070                     3.9997                   3/03/06
           45,900                     3.9947                   3/06/06
            7,650                     3.8900                   3/08/06
           27,020                     3.8400                   3/10/06
            8,415                     3.9863                   3/14/06
           36,720                     3.9999                   3/17/06

                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.

           46,243                     4.0900                   3/20/06
           17,459                     4.1320                   3/21/06
           77,222                     4.0850                   3/22/06
           71,739                     4.0830                   3/23/06
           10,240                     4.1880                   3/24/06
            9,895                     4.2050                   3/27/06
           37,965                     4.2030                   3/28/06
           10,942                     4.2990                   3/29/06
           54,172                     4.8800                   3/31/06

                  BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)

           74,805                     4.0900                   3/20/06
           28,242                     4.1320                   3/21/06
          124,917                     4.0850                   3/22/06
          116,048                     4.0830                   3/23/06
           16,564                     4.1880                   3/24/06
           16,006                     4.2050                   3/27/06
           61,414                     4.2030                   3/28/06
           17,701                     4.2990                   3/29/06

           52,818                     4.8800                   3/31/06

                           BARINGTON INVESTMENTS, L.P.

           14,961                     4.0900                   3/20/06
            5,649                     4.1320                   3/21/06
           24,983                     4.0850                   3/22/06
           23,210                     4.0830                   3/23/06
            3,313                     4.1880                   3/24/06
            3,202                     4.2050                   3/27/06
           12,283                     4.2030                   3/28/06
            3,540                     4.2990                   3/29/06
           28,441                     4.8800                   3/31/06

                             ARCADIA PARTNERS, L.P.

           75,000                     4.1300                   3/23/06

                                  RICHARD ROFE

           12,500                     3.9400                   3/10/06
            7,500                     4.0000                   3/13/06
            2,500                     4.0100                   3/16/06
            2,500                     3.9800                   3/17/06
           (2,500)                    4.1100                   3/23/06
          (19,000)                    4.1300                   3/24/06
           (1,362)                    4.3200                   3/29/06
            2,862                     5.4500                   4/10/06

                               JEFFREY D. GLIDDEN

                                      NONE

                                JEFFREY C. SMITH

                                      NONE

                                 WILLIAM J. FOX

                                      NONE

                                  EDWARD TERINO

                                      NONE

                                   JOHN MUTCH

                                      NONE